GALAXY ENTERPRISES, INC.

                        1997 Employee Stock Option Plan

     1 . Purpose. The purpose of this Galaxy Enterprises, Inc. Stock Option Plan ("Plan") is to further the growth and development of Galaxy Enterprises, Inc. ("Company") and its subsidiaries by providing, through ownership of stock of the Company, an incentive to officers, other key employees and directors, including nonemployee directors, who are in a position to contribute materially to the prosperity of the Company, to increase such persons' interests in the Company's welfare, to encourage them to continue their services to the Company or its subsidiaries, and to attract individuals of outstanding ability to enter the employment of the Company or its subsidiaries.

     2. Incentive and Non-Qualified Stock Options. Two types of options (referred to herein as "options" without distinction between such two types) may be granted under the Plan: Options intended to qualify as incentive stock options ("incentive stock options") under Section 422 of the Internal Revenue Code of 1954, as amended ("Code"); and other options not specifically authorized or qualified for favorable income tax treatment by the Code ("non-qualified stock options").

     3.  Administration.

     3.1 Administration by Board. Subject to Section 3.2, the Plan shall be administered by the Board of Directors of the Company ("Board"). Subject to the provisions of the Plan, the Board shall have authority to construe and interpret the Plan, to promulgate, amend, and rescind rules and regulations relating to its administration, from time to time to select from among the eligible employees (as determined pursuant to Section 4) of the Company and its subsidiaries those employees to whom options will be granted, to determine the timing and manner of the grant of options, to determine the exercise price, the number of shares covered by and all of the terms of the options, to determine the duration and,purpose of leaves of absence which may be granted to optionee without constituting termination of their employment for purposes of the Plan, and to make all of the determinations necessary .or advisable for administration of the Plan. The interpretation and construction by the Board of any provision of the Plan, or of any agreement issued and executed under the Plan, shall be final and binding upon all parties. No member of the Board shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     3.2 Administration by Committee. The Board may, in its sole discretion, delegate any or all of its administrative duties to one or more committees (the "Committee A, or Committee B") of not less than three individuals, at least two of whom shall be members of the Board, to be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease (to not less than three members) the size of the Committees, and add additional members to, or remove members from, the Committees. The Committees shall act pursuant to a majority vote, or the written consent of a majority of its members, and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the provisions of the Plan and the directions of the Board, the Committees may establish and follow such rules and regulations for the conduct of its business as it may deem advisable. No member of the Committees shall be liable for any action or determination undertaken or made in good faith with respect to the Plan or any agreement executed pursuant to the Plan.

     4. Eligibility. Any employee (including any officer or director who is an employee) of the Company or any of its subsidiaries shall be eligible to receive an option under the Plan and any non-employee director of the Company shall be eligible to receive a non-qualified stock option under the Plan; provided, however, that no person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations shall be eligible to receive an option under the Plan unless at the time such option is granted the option price (determined in the manner provided in Section 6.3) is at least 110% of the fair market value of the shares subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. An employee and a non-employee director may receive more than one option under the Plan.

     5. Shares Sub*ect to Options. The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued, or reacquired, common stock. The aggregate number of shares which may be issued pursuant to exercise of options granted under the Plan shall not exceed 1,000,000 shares of common stock (subject to adjustment as provided in Section 6.15). In the event that any outstanding option under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option shall again be available for options under the Plan as if no option had been granted with respect to such shares.

     6. Terms and Conditions of Options. Options granted under the Plan shall be evidenced by agreements (which need not be identical) in such form and containing such provisions which are consistent with the Plan as the Board or Committee shall from time to time approve. Each agreement shall specify whether the option granted thereby is an incentive stock option or a non-qualified stock option. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

     6.1. Optionee's Employment Agreement. Each optionee shall agree to remain in the employ of or to continue to act as a director of the Company, as appropriate, and to render services to, the Company or its subsidiaries for a period of one year from the date the option is granted, but such agreement shall not obligate the Company or any of its subsidiaries to continue to employ the optionee or to have the optionee act as a director of the Company for any period.

     6.2 Number of Shares Subiect to Option. Each option agreement shall specify the number of shares subject to the option.

     6.3 Option Price. The purchase price for the shares subject to any option shall not be less than 100% of the fair market value of the shares of common stock of the Company on the date the option is granted. For purposes of the Plan, the "fair market value" of any share of common stock of the Company at any date shall be (a) if the common stock is listed on an established stock exchange or exchanges, the last reported sale price per share on the day prior to such date on the principal exchange on which it is traded, or if no sale was made on such day on such principal exchange, the closing reported bid price on such day on such exchange, or (b) if the common stock is not then listed on an exchange, the last reported sale price per share on the day prior to such date reported by NASDAQ or, if sales are not reported by NASDAQ or no sale was made on such day, the closing bid price per share for the common stock in the over-the-counter market as quoted on NASDAQ on the day prior to such date, or (c) if the common stock is not then listed on an exchange or quoted on NASDAQ, an amount determined in good faith by the Board or the Committee.

     6.4 Medium and Time of Payment. The purchase price for any shares purchased pursuant to exercise of an option granted under the Plan shall be paid in full upon exercise of the option in cash, or by check, or, at the discretion of the Board or the Committee, upon such terms and conditions as the Board or the Committee shall approve, by transferring to the Company for redemption shares of common stock of the Company at their fair market value (determined in the manner provided in Section 6.3 as of the date provided in Section 6.6). Shares of common stock transferred to the Company upon exercise of an option shall not increase the number of shares available for issuance under the Plan. Notwithstanding the foregoing, the Company may extend and maintain, or arrange for the extension and maintenance of, credit to any optionee to finance the Optionee's purchase of shares pursuant to exercise of any option, on such terms as may be approved by the Board or the Committee, subject to applicable regulations of the Federal Reserve Board and any other laws or regulations in effect at the time such credit is extended.

     6.5 Term of Option. No option shall be exercisable after the expiration of the earliest of - (a) ten (10) years after the date the option is granted,
(b) three (3) months after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is for any reason other than permanent disability, death, or cause, unless the optionee dies or becomes permanently disabled within three (3) months after the date of such termination, (c) thirty (30) days after the date the Optionee's employment with the Company and its subsidiaries terminates if such termination is for cause, as determined by the Board or the Committee, in its sole discretion, or
(d) one (1) year after the date the optionee's employment with the Company and its subsidiaries terminates if such termination is a result of death or permanent disability or the optionee dies or becomes permanently disabled within three (3) months after the date of such termination; provided, however, that the option agreement for any option may provide for shorter periods in each of the foregoing instances. For the purpose of this Section 6.5, "permanent disability" shall mean a disability of the type defined in Section 22(e)(3) of the Code.

     6.6 Exercise of Option. No option shall be exercisable during the lifetime of an optionee by any person other than the optionee or at any time prior to six months from the date the option is granted. Subject to the foregoing, the Board or the Committee shall have the power to set the time or times within which each option shall be exercisable and to accelerate the time or times of exercise; provided that the exercise schedule established by the Board or the Committee for any option granted under the Plan shall provide that the option shall become exercisable no slower than on a cumulative basis with respect to 20% of the total number of shares of common stock covered by the option one year after the date on which the option is granted and with respect to an additional 20% of such total number of shares of common stock at the end of each consecutive one-year period thereafter until the option has become exercisable with respect to such total number of shares of common stock. To the extent that an optionee has the right to exercise an option and purchase shares pursuant thereto, the option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. If shares of common stock of the Company are used in part or full payment for the shares to be acquired upon exercise of the option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the option in accordance with the provisions of Sections 6.3 and 6.4. Any certificate(s) for shares of outstanding common stock of the Company used to pay the purchase price shall be accompanied by stock power(s) duly endorsed in blank by the registered holder of the certificate(s) (with the signature thereon guaranteed). In the event the certificate(s) tendered by the optionee in such payment cover more shares than are required for such payment, the certificate(s) shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

     6.7 No Transfer of Option. No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution.

     6.8 Prior Outstanding Incentive Stock Options. No incentive stock option granted under the Plan shall be exercisable to any extent at any time while there is outstanding any incentive stock option which was granted prior to the granting of such option to the optionee by the Company or any subsidiary or parent corporation of the Company or any predecessor corporation of the Company or any subsidiary or parent corporation of the Company. For the purpose of this Section 6.8, an option shall be outstanding until such time as the option is exercised in full or expires by reason of lapse of time.

     6.9 Limit on Incentive Stock Options. The aggregate fair market value. (determined as of the time the option is granted) of the stock for which any employee may be granted incentive stock options in any calendar year (under all option plans of the Company and its parent and subsidiary corporations) shall not exceed $1,000,000 plus any unused limit carryover to such year allowed under Section 422 of the Code.

     6.10 Restriction on Issuance of Shares. The issuance of options and shares shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of securities.

     6.11 Investment Representation. Any optionee may be required, as a condition of issuance of shares covered by his or her option, to represent that the shares to be acquired pursuant to exercise of the option will be acquired for investment and without, a view to distribution thereof; and in such case, the Company may place a legend on the certificate evidencing the share reflecting the fact that they were acquired for investment and cannot be sold or transferred unless registered under the Securities Act of 1933, as amended, or unless counsel for the Company is satisfied that circumstances of the proposed transfer do not require such registration.

     6.12 Rights as a Shareholder or Employee. An optionee or transferee of an option shall have no rights as a shareholder of the Company with respect to any shares covered by any option until the date of the issuance of a share certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided in Section 6.15.
Nothing in the Plan or in any option agreement shall confer upon any employee any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any subsidiary to terminate the optionee's employment at any time.

     6.13 No Fractional Shares. In no event shall the Company be required to issue fractional shares upon the exercise of an option.

     6.14 Termination of Employment, Disability, or Death. The option agreement for any option may provide that: (a) in the event an optionee, while still living, ceases to be an employee of the Company or any of its subsidiaries for any reason other than the termination of his employment for cause (as such cause may be determined by the Board or the Committee in its sole discretion), any option or unexercised portion thereof granted to the optionee may, to the extent (and only to the extent) such option would have been exercisable by the optionee on the date on which he or she ceases to be an employee, be exercised by the optionee within three months of the date on which he or she ceased to be an employee, but in any event not later than the date of expiration of the option; and (b) in the event of the death or permanent disability (as defined in Section 22(e)(3) of the Code) of the optionee while he or she is an employee of the Company or any of its subsidiaries or of the death of the optionee within not more than three months of the date on which he or she ceased to be an employee, any option or unexercised portion thereof granted to the optionee, to the extent (and only to the extent) exercisable by him or her on the date of death or disability, may be exercised by the optionee's personal representatives, heirs, or legatees at any time prior to the expiration of one year from the date on which the optionee ceased to be an employee, but in any event not later than the date of expiration of the option. Notwithstanding the foregoing, in the event that an optionee's employment with the Company or any of its subsidiaries is terminated for cause, as determined by the Board or the Committee, in its sole discretion, any option or unexercised portion thereof granted to the optionee may, to the extent (and only to the extent) such option would have been exercisable by the optionee on the date on which his or her employment was terminated, be exercised by the optionee within thirty days after the date on which his or her employment was terminated, but in any event not later than the earlier or (i) the date of expiration of the option, and
(ii) the date of expiration of such 30-day period, regardless of whether or not the optionee dies within such 30-day period. For purposes of the Plan, the termination of a non-employee director's employment with the Company or any of its subsidiaries shall be deemed to have occurred on the termination of such director's status as a director of the Company.

     6.15 Recapitalization or Reorganization of Company. Except as otherwise provide herein, appropriate and proportionate adjustment shall be made in the number and class of shares subject to the Plan and to the option rights granted under the Plan and the exercise price of such option rights, in the event of a stock dividend (but only on common stock), stock split, reverse stock split, recapitalization, reorganization, merger, consolidation, separation, or like change in the capital structure of the Company. In the event of a liquidation of the Company, or a merger, reorganization, or consolidation of the Company with any other corporation in which the company is not the surviving corporation or the Company becomes a wholly-owned subsidiary of another corporation, any unexercised options theretofore granted under the Plan shall be deemed canceled unless the surviving corporation in any such merger, reorganization, or consolidation elects to assume the options under the Plan or to issue substitute options in place thereof; provided, however, that, notwithstanding the foregoing, if such options would otherwise be canceled in accordance with the foregoing, the optionee shall have the right, exercisable during a thirty-day period ending on the fifth day prior to such liquidation, merger, or consolidation, to exercise the optionee's option in whole or in part without regard to any installment exercise provisions in the optionee's agreement. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board or the Committee, the determination of which in that respect shall be final, binding, and conclusive, provided that each option granted pursuant to the Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     6.16 Modification, Extension, and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board or Committee may modify, extend, or renew outstanding options granted under the Plan, accept the surrender of outstanding options (to the extent not theretofore exercised), and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). Without the consent of the optionee, the Board or Committee shall not, however, modify any outstanding incentive stock option in any manner which would cause the option not to qualify as an incentive stock option within the meaning of Section
422 of the Code. Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights of the optionee under the option.

     6.17 Other Provisions. Each option may contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board or Committee.

     7. Termination or Amendment of Plan. The Board may at any time terminate or amend the Plan; provided that, without approval of the shareholders of the Company, there shall be, except by operation of the provisions of Section 6.15, no increase in the total number of shares covered by the Plan, no change in the class of persons eligible to receive options granted under the Plan, no reduction in the exercise price of options granted under the Plan, and no extension of the latest date upon which options may be exercised; and provided further that, without the consent of the optionee, no amendment may adversely affect any then outstanding option or any unexercised portion thereof.

     8. Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board or the Committee administering the plan shall be indemnified by the Company against reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     9. Shareholder Approval and Term of Plan. The Plan shall be submitted for approval by the shareholders of the Company, which approval must occur on or prior to October 26, 1998. In the event such shareholder approval is not obtained on or before October 26, 1998, this plan shall continue in full force and effect but shall permit the grant of only non-qualified stock options. Unless sooner terminated by the Board in its sole discretion, the Plan will expire on December 31, 2015.